Exhibit 99.1

Instructure Announces First Quarter 2022 Financial Results

First Quarter GAAP Revenue of $113.5 Million Grows 21% year over year

First Quarter Loss from Operations of $3.7 Million and Adjusted EBITDA of $43.6 Million

Salt Lake City, UT (May 2, 2022)—Instructure Holdings, Inc. (Instructure) (NYSE: INST), the makers of the Canvas Learning Management System, today announced financial results for the first quarter ended March 31, 2022.

“Instructure delivered a combination of strong, double-digit top line growth and record margins during the first quarter,” said Steve Daly, Instructure CEO. “Canvas continues to displace legacy LMS solutions worldwide and our Instructure Learning Platform strategy gained further traction during the quarter, with especially strong growth across our assessments portfolio. More recently, we welcomed the Concentric Sky team to Instructure as we work to help educational institutions better serve the non-traditional online market, an estimated $5 billion opportunity for Instructure. We look forward to the opportunity to bring more value to our clients, partners and shareholders in the months and years ahead."

Financial Highlights:

●
GAAP Revenue of $113.5 million, an increase of 21% year over year, or 26% year over year normalizing for the Bridge divestiture
●
Allocated Combined Receipts*, or ACR, of $114.0 million, an increase of 15% year over year, or 20% year over year normalizing for the Bridge divestiture
●
Operating loss of $3.7 million, or negative 3.2% of revenue, and Non-GAAP operating income* of $42.5 million, or 37.3% of ACR
●
GAAP net loss of $5.5 million and Adjusted EBITDA* of $43.6 million, or 38.2% of ACR
●
Cash flow from operations of negative $65.9 million and Adjusted Unlevered Free Cash Flow* of negative $60.3 million
●
For the twelve months ended March 31, 2022, cash flow from operations of $97.9 million and Adjusted Unlevered Free Cash Flow* of $143.1 million

*See “Non-GAAP Financial Measures” for information regarding the Company’s use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures in this press release.

Business and Operating Highlights:

●
Beginning in the first quarter, all 23 California State University (CSU) institutions, with a combined enrollment of over 485,000 students, had selected Instructure as their LMS provider. We now provide CSU universities with Canvas LMS as well as a number of additional Instructure Learning Platform solutions, including Studio, Impact, and Pathways.

●
Prince George’s Community College (PGCC) in Maryland selected Canvas to replace the legacy LMS incumbent. PGCC wanted to ensure a seamless transition for students first entering college, especially first-generation students. As the leading provider of K-12 and higher education solutions, Canvas was uniquely positioned to serve PGCC’s needs.

●
Spring Branch Independent School District in Houston chose Canvas to serve the 33,000 students enrolled across its 47-school district. For Spring Branch Independent School District, continuity with regional higher education institutions, as well as Canvas’s strong reputation in the wider Texas education community, were key factors in its decision to go with Canvas.

●
We signed an agreement with Universidade Presbiteriana Mackenzie for Canvas to replace their open source solution as their next-generation LMS. After 14 years with the incumbent, Universidade Presbiteriana Mackenzie chose Canvas because it met their need for a modern platform with an intuitive user experience across both desktop and mobile that would allow them to remain EdTech leaders in the Brazilian higher education market.

●
In April, we announced the acquisition of Concentric Sky, whose Badgr technology serves as the default micro-credentialing tool within Canvas LMS. Badgr’s stackable digital credentialing technology enables millions of non-traditional learners to demonstrate to potential employers the skills and achievements they have earned from over 25,000 organizations in 160 countries. We expect our rebranded Canvas Badges and Canvas Credentials offerings to advance our strategy to address the $5 billion non-traditional online market opportunity.

Business Outlook

Based on information as of today, May 2, 2022, the Company is issuing the following financial guidance.

Second Quarter Fiscal 2022:

●
Revenue is expected to be in the range of $110.2 million to $111.2 million
●
ACR is expected to be in the range of $110.5 million to $111.5 million
●
Non-GAAP operating income* is expected to be in the range of $35.8 million to $36.8 million
●
Adjusted EBITDA* is expected to be in the range of $37.0 million to $38.0 million
●
Non-GAAP net income* is expected to be in the range of $30.9 million to $31.9 million

Full Year 2022:

●
Revenue is expected to be in the range of $460.9 million to $464.9 million
●
ACR is expected to be in the range of $461.8 million to $465.8 million
●
Non-GAAP operating income* is expected to be in the range of $160.1 million to $164.1 million
●
Adjusted EBITDA* is expected to be in the range of $164.8 million to $168.8 million
●
Non-GAAP net income* is expected to be in the range of $143.5 million to $147.5 million
●
Adjusted unlevered free cash flow* is expected to be in the range of $185.0 million to $189.0 million

*ACR, Non-GAAP operating income, Adjusted EBITDA, non-GAAP net income and adjusted unlevered free cash flow are non-GAAP measures. See "Non-GAAP Financial Measures" for a reconciliation of ACR to the most closely comparable GAAP measure. Instructure is unable to provide guidance, or a reconciliation, for operating loss and net loss, the most closely comparable GAAP measures with respect to non-GAAP operating income, Adjusted EBITDA, non-GAAP net income and adjusted unlevered free cash flow because Instructure cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Conference Call Information

Instructure’s management team will hold a conference call to discuss our first quarter results today, May 2, 2022 at 5:00 p.m. ET. The conference call can be accessed by dialing (888) 330-2384 from the United States and Canada or (240) 789-2701 internationally with conference ID 1348899. A live webcast and replay of the conference call can be accessed from the investor relations page of Instructure's website at ir.instructure.com. An archived replay of the webcast will be available following the conclusion of the call.

About Instructure

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform supports more than 30 million educators and learners around the world. Learn more at www.instructure.com.

Non-GAAP Financial Measures

Instructure has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition to Instructure’s results determined in accordance with GAAP, Instructure believes the following non-GAAP measures are useful in evaluating its operating performance and liquidity. Instructure believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

A reconciliation of Instructure’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

ACR. We define ACR as the combined receipts of our Company and companies that we have acquired allocated to the period of service delivery. We calculate ACR as the sum of (i) revenue and (ii) the impact of fair value adjustments to acquired unearned revenue related to Thoma Bravo’s acquisition of Instructure (the “Take-Private Transaction”) and the Certica Holdings, LLC (“Certica”), Eesysoft Software International B.V. (which was rebranded to “Impact by Instructure” or “Impact” subsequent to acquisition), and Kimono LLC (which was rebranded to “Elevate Data Sync” subsequent to acquisition) acquisitions where we do not believe such adjustments are reflective of our ongoing operations. Management uses this measure to evaluate organic growth of the business period over period, as if the Company had operated as a single entity and excluding the impact of acquisitions or adjustments due to purchase accounting.

Non-GAAP Operating Income. We define non-GAAP operating income as loss from operations excluding the impact of stock-based compensation, restructuring, transaction and sponsor related costs, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact and Elevate Data Sync acquisitions that we do not believe are reflective of our ongoing operations. We believe non-GAAP operating income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Non-GAAP Net Income. We define non-GAAP net income as net loss excluding the impact of stock-based compensation, amortization of acquisition-related intangibles, the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact and Elevate Data Sync acquisitions, restructuring, transaction and sponsor related costs that we do not believe are reflective of our ongoing operations. We believe Non-GAAP net income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Basic non-GAAP net income per common share attributable to common stockholders is computed by dividing non-GAAP net income attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted non-GAAP net income per common share attributable to common stockholders is computed by giving effect to all potential dilutive common stock equivalents outstanding for the period.

Adjusted EBITDA. EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization. We further adjust EBITDA to exclude certain items of a significant or unusual nature, including stock-based compensation, restructuring, transaction and sponsor related costs, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact and Elevate Data Sync acquisitions. Although we exclude the amortization of acquisition-related intangibles from this non-GAAP measure, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Free Cash Flow, Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow. We define free cash flow as net cash used in operating activities less purchases of property and equipment and intangible assets, net of proceeds from disposals of property and equipment. We define unlevered free cash flow as free cash flow adjusted for cash paid for interest on outstanding debt and cash settled stock-based compensation. We define adjusted unlevered free cash flow as unlevered free cash flow adjusted for restructuring, transaction and sponsor related costs paid in cash. We believe free cash flow and adjusted unlevered free cash flow facilitate period-to-period comparisons of liquidity. We consider free cash flow and adjusted unlevered free cash flow to be important measures because they measure the amount of cash we generate and reflect changes in working capital.

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses. We define non-GAAP cost of revenue and non-GAAP operating expenses as GAAP cost of revenue and GAAP operating expenses, respectively, excluding the impact of stock-based compensation, restructuring, transaction and sponsor related costs, and amortization of acquisition-related intangibles, that we do not believe are reflective of our ongoing operations.

Non-GAAP Gross Profit. We define non-GAAP gross profit as gross profit excluding the impact of stock-based compensation, restructuring, transaction and sponsor related costs, amortization of acquisition-related intangibles, and fair value adjustments to deferred revenue in connection with purchase accounting, that we do not believe are reflective of our ongoing operations.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial guidance for the second quarter of 2022 and for the full year ending December 31, 2022, the Company's growth, customer demand and application adoption, the Company's research and development efforts and future application releases, and the Company's expectations regarding future revenue, expenses, cash flows and net income or loss.

These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with future stimulus packages approved by the U.S. federal government; failure to continue our recent growth rates; our ability to acquire new customers and successfully retain existing customers; the effects of increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from the effects of the current COVID-19 pandemic; our history of losses and expectation that we will not be profitable for the foreseeable future; the impact of adverse general and industry-specific economic and market conditions; and changes in the spending policies or budget priorities for government funding of Higher Education and K-12 institutions.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
	March 31, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$100,854	$164,928
Accounts receivable—net	36,606	51,607
Prepaid expenses	51,078	15,475
Deferred commissions	11,729	11,418
Other current assets	2,759	3,384
Total current assets	203,026	246,812
Property and equipment, net	11,115	10,792
Right-of-use assets	16,978	18,175
Goodwill	1,194,221	1,194,221
Intangible assets, net	596,005	629,746
Noncurrent prepaid expenses	1,404	1,553
Deferred commissions, net of current portion	19,490	20,105
Deferred tax assets	7,927	6,477
Other assets	5,979	5,901
Total assets	$2,056,145	$2,133,782
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,881	$18,324
Accrued liabilities	23,069	28,408
Lease liabilities	6,880	6,666
Long-term debt, current	4,013	2,763
Deferred revenue	175,203	240,936
Total current liabilities	221,046	297,097
Long-term debt, net of current portion	489,497	490,500
Deferred revenue, net of current portion	13,772	14,740
Lease liabilities, net of current portion	21,996	23,678
Deferred tax liabilities	27,890	29,851
Other long-term liabilities	2,418	3,531
Total liabilities	776,619	859,397
Stockholders’ equity:
Accumulated deficit	1,413	1,407
Additional paid-in capital	1,550,318	1,539,638
Accumulated deficit	(272,205)	(266,660)
Total stockholders’ equity	1,279,526	1,274,385
Total liabilities and stockholders’ equity	$2,056,145	$2,133,782

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Three months ended March 31,
	2022	2021
	(unaudited)
Revenue:
Subscription and support	$103,492	$86,354
Professional services and other	9,970	7,626
Total revenue	113,462	93,980
Cost of revenue:
Subscription and support	35,546	39,884
Professional services and other	5,465	5,750
Total cost of revenue	41,011	45,634
Gross profit	72,451	48,346
Operating expenses:
Sales and marketing	43,321	41,222
Research and development	17,201	17,089
General and administrative	15,616	13,351
Impairment on disposal group	—	1,218
Total operating expenses	76,138	72,880
Loss from operations	(3,687)	(24,534)
Other income (expense):
Interest income	36	27
Interest expense	(4,553)	(17,271)
Other income (expense), net	306	(634)
Total other income (expense), net	(4,211)	(17,878)
Loss before income taxes	(7,898)	(42,412)
Income tax benefit	2,353	9,341
Net loss and comprehensive loss	$(5,545)	$(33,071)
Net loss per common share, basic and diluted	$(0.04)	$(0.26)
Weighted-average common shares used in computing basic and diluted net loss per common share attributable to common stockholders	140,952	126,117

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three months ended March 31,
	2022	2021
	(unaudited)
Operating Activities:
Net loss	$(5,545)	$(33,071)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,004	939
Amortization of intangible assets	33,741	33,365
Amortization of deferred financing costs	294	609
Impairment on disposal group	—	1,218
Stock-based compensation	7,813	2,633
Deferred income taxes	(3,411)	(9,380)
Other	(360)	1,321
Changes in assets and liabilities:
Accounts receivable, net	14,779	16,906
Prepaid expenses and other assets	(34,733)	(18,921)
Deferred commissions	304	(52)
Right-of-use assets	1,197	5,242
Accounts payable and accrued liabilities	(11,746)	(8,633)
Deferred revenue	(66,701)	(50,486)
Lease liabilities	(1,468)	(1,643)
Other liabilities	(1,113)	1,221
Net cash used in operating activities	(65,945)	(58,732)
Investing Activities:
Purchases of property and equipment	(1,333)	(411)
Proceeds from sale of property and equipment	22	9
Proceeds from sale of Bridge	—	46,018
Net cash provided by (used in) investing activities	(1,311)	45,616
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	4,076	—
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,263)	—
Repurchase of TopCo units	—	(563)
Repayments of long-term debt	—	(49,542)
Net cash provided by (used in) financing activities	2,813	(50,105)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	590	—
Net decrease in cash, cash equivalents and restricted cash	(63,853)	(63,221)
Cash, cash equivalents and restricted cash, beginning of period	169,152	150,953
Cash, cash equivalents and restricted cash, end of period	$105,299	$87,732
Supplemental cash flow disclosure:
Cash paid for taxes	$69	$77
Interest paid	$1,424	$16,672
Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$119	$17

RECONCILIATIONS OF NON-GAAP MEASURES TO GAAP MEASURES

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ALLOCATED COMBINED RECEIPTS
(in thousands)
(unaudited)
	Three months ended March 31,
	2022	2021
Revenue	$113,462	$93,980
Fair value adjustments to deferred revenue in connection with purchase accounting	499	4,758
Allocated combined receipts	$113,961	$98,738

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME
(in thousands)
(unaudited)
	Three months ended March 31,
	2022	2021
Loss from operations	$(3,687)	$(24,534)
Stock-based compensation	9,476	5,585
Restructuring, transaction and sponsor related costs	2,470	13,057
Amortization of acquisition-related intangibles	33,739	33,361
Fair value adjustments to deferred revenue in connection with purchase accounting	499	4,758
Non-GAAP operating income	$42,497	$32,227

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended March 31,
	2022	2021
Net loss	$(5,545)	$(33,071)
Interest on outstanding debt and loss on debt extinguishment	4,553	17,270
Benefit for taxes	(2,353)	(9,341)
Depreciation	1,004	939
Amortization	2	2
Stock-based compensation	9,476	5,585
Restructuring, transaction and sponsor related costs	2,178	13,057
Amortization of acquisition-related intangibles	33,739	33,361
Fair value adjustments to deferred revenue in connection with purchase accounting	499	4,758
Adjusted EBITDA	$43,553	$32,560

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF FREE CASH FLOW, UNLEVERED FREE CASH FLOW & ADJUSTED UNLEVERED FREE CASH FLOW
(in thousands)
(unaudited)
	Three months ended March 31,
	2022	2021

Net cash used in operating activities	$(65,945)	$(58,732)
Purchases of property and equipment	(1,333)	(411)
Proceeds from disposals of property and equipment	22	9
Free cash flow	$(67,256)	$(59,134)
Cash paid for interest on outstanding debt	1,424	16,672
Cash settled stock-based compensation	1,664	2,919
Unlevered free cash flow	$(64,168)	$(39,543)
Restructuring, transaction and sponsor related costs paid in cash	3,878	4,804
Adjusted unlevered free cash flow	$(60,290)	$(34,739)

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)
	Three months ended March 31,
	2022	2021
Net loss	$(5,545)	$(33,071)
Stock-based compensation	9,476	5,585
Amortization of acquisition-related intangibles	33,739	33,361
Fair value adjustments to deferred revenue in connection with purchase accounting	499	4,758
Restructuring, transaction and sponsor related costs	2,178	13,057
Non-GAAP net income	$40,347	$23,690
Non-GAAP net income per common share, basic	$0.29	$0.19
Non-GAAP net income per common share, diluted	$0.28	$0.19
Weighted average common shares used in computing basic Non-GAAP net income per common share	140,952	126,117
Weighted average common shares used in computing diluted Non-GAAP net income per common share	142,710	126,117

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP GROSS PROFIT
(in thousands)
(unaudited)
	Three months ended March 31,
	2022	2021
Gross profit	$72,451	$48,346
Stock-based compensation	658	401
Restructuring, transaction and sponsor related costs	63	2,770
Amortization of acquisition-related intangibles	15,690	15,415
Fair value adjustments to deferred revenue in connection with purchase accounting	499	4,758
Non-GAAP gross profit	$89,361	$71,690

GAAP gross margin	63.9%	51.4%
Non-GAAP gross margin	78.4%	72.6%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF ACR NORMALIZED FOR BRIDGE DIVESTITURE
(in thousands)
(unaudited)
	Three months ended March 31,
	2022	2021
Revenue	$113,462	$93,980
Bridge revenue - Subscription and support	—	$(3,332)
Bridge revenue - Professional services and other	—	(330)
Revenue normalized for Bridge divestiture	$113,462	$90,318
Fair value adjustments to deferred revenue in connection with purchase accounting	499	4,758
Fair value adjustments to Bridge deferred revenue in connection with purchase accounting - Subscription and support	—	(206)
Fair value adjustments to Bridge deferred revenue in connection with purchase accounting - Professional services and other	—	(20)
Allocated combined receipts normalized for Bridge divestiture	$113,961	$94,850

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF FREE CASH FLOW, UNLEVERED FREE CASH FLOW & ADJUSTED UNLEVERED FREE CASH FLOW
(in thousands)
(unaudited)
	Successor								Predecessor
	Three months ended March 31,	Three months ended December 31,	Three months ended September 30,	Three months ended June 30,	Three months ended March 31,	Three months ended December 31,	Three months ended September 30,	Three months ended June 30,	Three months ended March 31,
	2022	2021	2021	2021	2021	2020	2020	2020	2020

Net cash used in operating activities	$(65,945)	$(3,673)	$161,183	$6,365	$(58,732)	$(5,076)	$100,285	$(58,325)	$(57,058)
Purchases of property and equipment	(1,333)	(1,459)	(1,193)	(1,196)	(411)	(776)	(807)	(51)	(732)
Proceeds from disposals of property and equipment	22	13	16	15	9	14	38	29	19
Free cash flow	$(67,256)	$(5,119)	$160,006	$5,184	$(59,134)	$(5,838)	$99,516	$(58,347)	$(57,771)
Cash paid for interest on outstanding debt	1,424	5,756	10,553	15,077	16,672	16,472	17,060	17,389	—
Cash settled stock-based compensation	1,664	1,522	1,651	1,524	2,919	4,003	4,105	33,328	—
Unlevered free cash flow	$(64,168)	$2,159	$172,210	$21,785	$(39,543)	$14,637	$120,681	$(7,630)	$(57,771)
Restructuring, transaction and sponsor related costs paid in cash	3,878	1,884	2,115	3,282	4,804	6,306	2,680	12,758	8,058
Adjusted unlevered free cash flow	$(60,290)	$4,043	$174,325	$25,067	$(34,739)	$20,943	$123,361	$5,128	$(49,713)

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended March 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Restructuring, transaction and sponsor related costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$35,546	(282)	(9)	(15,690)	$19,565
Professional services and other	5,465	(376)	(54)	—	5,035
Total cost of revenue	$41,011	(658)	(63)	(15,690)	$24,600

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended March 31, 2021
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Restructuring, transaction and sponsor related costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$39,884	(224)	(1,921)	(15,415)	$22,324
Professional services and other	5,750	(177)	(849)	—	4,724
Total cost of revenue	$45,634	(401)	(2,770)	(15,415)	$27,048

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Restructuring, transaction and sponsor related costs	Amortization of acquired intangibles	Non-GAAP
Operating expenses:
Sales and marketing	$43,321	(2,577)	(280)	(18,049)	$22,415
Research and development	17,201	(2,540)	(290)	—	14,371
General and administrative	15,616	(3,701)	(1,837)	—	10,078
Total operating expenses	$76,138	(8,818)	(2,407)	(18,049)	$46,864

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2021
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Restructuring, transaction and sponsor related costs	Amortization of acquired intangibles	Non-GAAP
Operating expenses:
Sales and marketing	$41,222	(1,582)	(2,251)	(17,946)	$19,443
Research and development	17,089	(1,670)	(2,551)	—	12,868
General and administrative	13,351	(1,932)	(4,267)	—	7,152
Impairment on disposal group	1,218	—	(1,218)	—	—
Total operating expenses	$72,880	$(5,184)	$(10,287)	$(17,946)	$39,463

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ALLOCATED COMBINED RECEIPTS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending June 30, 2022		Full Year Ending December 31, 2022
	LOW	HIGH	LOW	HIGH
Revenue	$110,200	$111,200	$460,900	$464,900
Fair value adjustments to deferred revenue in connection with purchase accounting	300	300	900	900
Allocated combined receipts	$110,500	$111,500	$461,800	$465,800

For More Information:

Media Relations:
Brian Watkins
Corporate Communications
Instructure
(801) 610-9722
brian.watkins@instructure.com

Investor Relations:
Denise Garcia
Alex Liloia
Hayflower Partners
(646) 918-4041
investors@instructure.com